Exhibit 99.2

FORM OF PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

TRIQUINT SEMICONDUCTOR, INC.

VOTE BY INTERNET - [—]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [—] Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [—]

Use any touch-tone telephone to transmit your voting instructions up until [—] Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [—].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The TriQuint Board of Directors recommends you vote FOR each of the following proposals, each of which has been proposed by the TriQuint Board of Directors:

1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of February 22, 2014 (the “merger agreement”), by and among TriQuint Semiconductor, Inc., RF Micro Devices, Inc., and Rocky Holding, Inc., a newly formed Delaware corporation — THE MERGERS WILL ONLY OCCUR IF PROPOSAL NO. 2 IS ALSO APPROVED:

FOR	AGAINST	ABSTAIN

☐	☐	☐

2. To approve the absence of a provision in Rocky Holding’s amended and restated certificate of incorporation that would provide for directors of Rocky Holding to be elected by majority vote, which provision is instead located in Rocky Holding’s amended and restated bylaws:

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. To adjourn the TriQuint Special Meeting, if necessary or appropriate to solicit additional proxies in favor of the merger proposal or to approve the absence of a majority voting provision in Rocky Holding’s amended and restated certificate of incorporation:

FOR	AGAINST	ABSTAIN

☐	☐	☐

4. To approve, by non-binding advisory vote, the compensation arrangements for TriQuint’s named executive officers in connection with the mergers:

FOR	AGAINST	ABSTAIN

☐	☐	☐

5. To approve the amended TriQuint 2013 Incentive Plan:

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the TriQuint Special Meeting or any adjournment or postponement of the TriQuint Special Meeting.

(Continued and to be signed on reverse side.)

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

TRIQUINT SEMICONDUCTOR, INC.

SPECIAL MEETING OF STOCKHOLDERS - [—], 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [—] and [—], and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of TriQuint Semiconductor, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of TriQuint Semiconductor, Inc. to be held at [—], on [—], 2014, at [—], local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present. The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Stockholders of TriQuint Semiconductor, Inc., dated [—], 2014.

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side hereof, but if no directions are specified, this proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve the absence of a majority voting provision in Rocky Holding’s amended and restated certificate of incorporation (which provision is instead located in Rocky Holding’s amended and restated bylaws), “FOR” the proposal to approve the adjournment of the TriQuint Special Meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement or to approve the absence of a majority voting provision in Rocky Holding’s amended and restated certificate of incorporation), “FOR” the proposal to approve, by non-binding advisory vote, the compensation arrangements for TriQuint’s named executive officers in connection with the mergers contemplated by the merger agreement, and “FOR” the proposal to approve the amended TriQuint 2013 Incentive Plan.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature of Stockholder

Signature of Stockholder (Joint Owner)

Dated:

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTION TO VOTE VIA THE INTERNET

OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.